SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549-1004

                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) June 27, 1997
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                      Commission File Number 0-7624
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                  WESTERN MASSACHUSETTS ELECTRIC COMPANY
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          (Exact name of registrant as specified in its charter)


               MASSACHUSETTS                      04-1961130
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     (State or other jurisdiction of          (I.R.S. Employer
      incorporation or organization)         Identification No.)


  174 BRUSH HILL AVENUE, WEST SPRINGFIELD, MASSACHUSETTS  01090-0010
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              (Address of principal executive offices)      (Zip Code)


                            (413) 785-5871
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            (Registrant's telephone number, including area code)


                            Not Applicable
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       (Former name or former address, if changed since last report)

Item 5. Other Events

1.  Nuclear Matters - Nuclear Training Programs

     On June 27, 1997, nuclear management of Northeast Utilities (NU) temporarily suspended all nuclear training programs at Millstone to address programmatic deficiencies identified by Northeast Nuclear Energy Company (NNECO)and Nuclear Regulatory Commission (NRC) inspectors during reviews of the System's licensed operator training programs at the System's four Connecticut nuclear units. The decision to suspend the nuclear training programs was primarily based on a determination that there is insufficient feedback between work functions and training so as to ensure training programs are appropriately refined to reflect such items as changing needs and experience.

     Management has not yet determined when the various training programs will be fully operational, but is currently developing a list of priorities for programs to get back on line. Management does not believe at this time that the suspension will affect the System's schedule to restart the Millstone nuclear units. Management continues to proceed with its current work towards restart and announced on June 30, 1997 that Millstone 2 was ready to begin the Independent Corrective Action Verification Program (ICAVP), as scheduled, and requested that the NRC identify the particular systems to be reviewed by the Millstone 2 ICAVP contractor. The ICAVP contractor for Millstone 3 began its inspections on May 27, 1997, also as scheduled.

     The three Millstone units are located in Waterford, Connecticut. Millstone 1, 2 and 3 have been out of service since November 4, 1995, February 21, 1996 and March 30, 1996, respectively.

     For additional information regarding nuclear performance matters and nuclear regulatory requirements, see NU's Form 10-Q for the quarter ended March 31, 1997 and "Item 1. Business - Electric Operations - Nuclear Generation" in NU's 1996 Form 10-K.

2.   Rocky River Realty Company

     On July 1, 1997, NU's Connecticut real estate affiliate, Rocky River Realty Company (RRR), received a commitment for the purchase of approximately $11.8 million of notes that RRR was required to repurchase from the current holders as a result of a trigger event set forth in the original note agreement. RRR intends to repurchase the remaining $26 million of notes on July 14, 1997. Management does not expect the resolution of this matter to have a material adverse impact on its financial condition or liquidity.

     For additional information regarding this matter, see NU's Form 10-Q for the quarter ended March 31, 1997 and "Item 1. Business - Financing Program - Financing Limitations" in NU's 1996 Form 10-K.



                                  SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                          WESTERN MASSACHUSETTS ELECTRIC COMPANY
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                                         Registrant




Date  July 3, 1997              By /s/John B. Keane
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                                   John B. Keane
                                   Vice President and Treasurer